Exhibit 10.5
*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit. ***
Monetary Consumption Loan Agreement Certificate
Amount of loan: 1,020,000,000 JPY
Purpose of loan: Long-term Business Operation funds
Redemption date: Reiwa year 1, June 30th
Method of payment: 14,070,000 JPY each shall be paid by the last day of each month between Reiwa year 5 July 31st and Reiwa year 10 June 30th.
2,070,000 JPY each shall be paid by the last day of each month between Reiwa year 10 July 31st and the conclusion date of the contract Reiwa year 17 May 31st.
Applicable interest rate: From total payable loan,
[…***…] per annum for the operation fund of 100,000,000.
From Reiwa year 5 June 23rd:
[…***…] per annum for the operation fund of 200,000,000.
[…***…] per annum for the operation fund of 720,000,000.
Interest payment method and the payment period:
First payment of interest by Reiwa year 2 July 31st,
Thereafter, post-payment for the previous month, by the end of each month for 1 month worth
Monetary damage interest: From total loan,
[…***…] per annum for the operation fund of 100,000,000.
[…***…] per annum for the operation fund of 200,000,000.
[…***…] per annum for the operation fund of 720,000,000.
Additional remarks and notes: None
D&M Holdings Inc (Hereinafter Party B) borrow and receive the amount from Japan Finance Corporation, Hereinafter Party A – handled by the SME small and medium enterprise unit corporate headquarters) by means of a loan on deed according to the terms and conditions set out on the left and the special agreement stipulations set out on the reverse side of this document.
One authenticated copy of the contract is made in testimony of this agreement, and Party A has the authenticated copy and Party B has a copy of it.
Reiwa year 2 June 23

Address:	1-9-4 Otemachi, Chiyoda-ku, Tokyo
Party A	JFC Corporation
2-21-2 Minaminakadori, Naka-ku, Yokohama-shi, Kanagawa prefecture
JFC Corporation Yokohama Branch
SME small and medium enterprise unit –
Management General Executive Manabu Funayama

Address:	2-1 Nittsumachi Kawasaki-ku, Kawasaki-shi, Kanagawa Prefecture
Party B	D&M Holdings
Representative Director Keishi Nakagawa (or Keiji Nakagawa or Yoshifumi Nakagawa)

Public finance Processing Section	Time of contract Time of creating
Seal of approval	Contract Confirmation Created by

Special Agreement Stipulations
(Loaned money)
Article 1.    Party A agrees to deposit this loan to Party B, Party B has freely accepted this as a loan payable debt owed to Party A.
2.    Regarding the loan payable debt (hereafter referred to as loaned money) that is to be deposited to Party B upon completion of the designated mortgage pledge documents and so forth as stipulated in this certificate, as per the mutually agreed upon articles Party A agrees to provide funds for the purposes designated in the loan agreement certificate and according to the payment method agreed upon. However, should Party A wish to make changes to the funds amount or the payment periods, Party B agrees not to object to these changes.
3.    Should party B wish to repay the loaned money by cheque, Party A will accept this provided that party B also carries their rubber stamp seal to place their mark on the relevant documents at the designated place specified by party A, Party A will not accept any liability for damages incurred to the debt amount for failure to comply with this stipulation or with the cheque itself.
4.    Party B agrees that the loaned money credit may not be transferred or pledged to other parties.
5.    Party A, during the repayment period of this loaned money, will not charge interest on the corresponding amounts paid back in against this debt.
6.    Should party B be found to be in breach of 4 above by transferring or pledging the loaned money credit to a third party, or should the loaned money credit be marked for provisional seizure, provisional attachment, full seizure, attachment, or an order of foreclosure, Party A naturally reserves the right to demand equivalent offset payment without any prior notice and Party B may not object to the immediate cancellation of the long term loan repayment period regardless of other stipulations in this loan agreement certificate from the point when such a report is found.
(Repayment of debt)
Article 1-2.    Party B may not without permission from Party A return all or part of the loaned money credit before the appointed period time.
2.    In cases where party A has consented to early settlement with party B, from the day after the repayment date party A will calculate the funding interest rates for fiscal loans due based on the time period dating from commencement of the loan to the conclusion date of the contract. “After confirmation of the matter as it relates to finance corporation funds”, the interest rate is calculated according to the stipulations in article 1 and the funding interest rates for fiscal loans will be calculated across the same time period, any payment excess amount paid by party B will be taken as a early repayment of debt handling fee.
3.    Should a guarantor or another party beside party B wish to repay the debt before the due date, the procedure is as outlined in article 2 above.
(Measures to eliminate illegal behavior)
Article 1-3.    Party B, the guarantor and or the collateral provider, attest and evidence that they presently are not and have no links to, the yakuza or other criminal organizations, their members or ex-members who have not left the organization for more than 5 years, associate members with ties to criminal organizations, criminal organization business enterprises, terrorists and anti-social activists and any and all other such criminal elements (hereafter referred to as criminals etc) to the effect that they have no such history nor will become associated with such into the future.

In this definition, criminals etc refer to the following:
A.    Having a relationship with or being one who admits to being part of the management of, or the boss of a criminal enterprise.
B.    Having a relationship with or being one who admits to taking part in or any involvement in criminal activities.
C.    Having oneself or one’s company or even a 3rd party who admits to having illicit goals or involving the use of criminals or their illegal means for profit.
D.    Having a relationship with or being one who admits to taking a loan from a criminal organization, or giving or receiving provision from such.
E.    Having a relationship with or being one who admits to being in a societal position that would realistically necessitate undertaking criminal activities.
2.    Party B, the guarantor and or the collateral provider, by themselves or through the employ of a 3rd party swear to not do any of the following:
A.    Making demands in a violent or criminal manner.
B.    Making improper demands beyond the scope of legal responsibility.
C.    Making use of threats and blackmail or employing violence in business dealings.
D.    Engaging in activities such as illegally influencing stock prices ie. pump and dump, making use of deceptions or influence to defame or damage Party A’s business interests or otherwise interfering with Party A’s normal operations.
E.    Engaging in activities of a similar like to those listed above.
3.    In the case where any damages occur as a result of Party B, the guarantor and or the collateral provider being in breach of the points listed above, Party A will not accept any compensatory claims. Furthermore, should any damages be dealt to party A, Party B, the guarantor and or the collateral provider will bear the compensation responsibility.
(Forfeiture of the benefit of time)
Article 2.    Should Party B breach any of the following conditions marked below, Party A has the right to immediately and without any prior notice, strip party B of their benefit of time related to their debt obligation and claim the repayment of all liabilities in their entirety including all collateral.
A.    Party B ceases to make payments or has allegations of commencing: bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings or any special liquidation proceedings.
B.    Party B receives a disposition or similar order to suspend transactions from: a clearing house, the Japanese Bankers Association’s electronically recorded monetary claims network system or are flagged by other electronically recorded monetary claims systems.
C.    Due to failing to submit a change of address notification or otherwise failing to fulfil obligations in relation to this, party A becomes aware of the fact that party B’s whereabouts can no longer be found.
2.    Should Party B be found to be in breach of or admit to breaching any of the following conditions, party A may immediately demand the repayment of all liabilities in their entirety or part thereof including any collateral regardless of the loan repayment period and party B must follow any instructions given by Party A in respect to this.

A.    Party B uses the borrowed funds in violation of article 3, or fails to make use of the loaned money for a prolonged period, or fails to meet repayment deadlines as prescribed in stipulations of the overview table, or fails to repay the requisite amounts as prescribed in stipulations of the overview table.
A-2. Party B without consent from Party A uses assets purchased with the borrowed funds in ways differing from their initial purpose, or selling off assets initially purchased using the borrowed funds.
B.    Party B fails to repay all of or any part of their debt obligation to party A by the stipulated deadline.
C.    Party B, the guarantor and or the collateral provider fail to abide by any stipulations of this contract or fail to abide by instructions based on these stipulations given by party A.
C-2.    Party B when applicable must also abide by any addendum stipulations noted in “verification of use of finance corporation funds”
D.    Party B, the guarantor and or the collateral provider are found to be negligent in not truthfully presenting information in applications and reports or are willfully withholding the pertinent truthful information from Party A.
E.    Party B, the guarantor and or the collateral provider are found to be or have ties with criminal or their organizations as outlined in Article 1-3 or have taken any illegal actions as described in 1-3-2 or are similarly found to be in breach of the terms as described in Article 2 or there are serious reports of falsehoods pertaining to the information supplied to Party A such as they breach terms outlined in Article 1.
F.    Party B due to other factors is compelled to or given notice of provisional attachment, seizure or foreclosure, are petitioned to auction assets, the company is dissolved or death of a key figure of the company.
G.    The collateral provider does not take the necessary steps to adequately maintain the collateral assets
H.    The guarantor violates one of the previously stipulated contractual terms and those outlined in Article 4 and Article 6
I.    When it becomes clear that other contractual obligations will necessarily cause a breach in any of the previous stipulations.
(Payment obligations regarding difference in interest)
Article 2-2.    In the case that party B falls short of or falls behind on interest as agreed upon on the front page of this deed in (5) (applicable interest rate) or similarly (7) (monetary damage interest), interest will then be recalculated separately from the terms set out in (5) dating from the time period as reasonably specified by party A to the contractual conclusion date and calculating the amounts due for each specific monthly case of violation of the interest rate terms which follow, at the monetary damage interest rate, which is then to be paid separately from the regular applicable interest.
A.    One or more of the previous stipulations from Article 1, Article 1-2, Article 3 (except when applicable to collateral provider) and Article 3-2 are violated.
B.    Party B violates a condition stipulated in addendum 2 “Verification procedures pertaining to use of finance corporation funds”
(Use of capital)
Article 3.    Party B, except in exceptional cases permitted by Party A, may only use the loaned money as stipulated on this deed certificate and may not use the loaned money for other purposes.
2.    In the case where Party B designates all or part of the loaned money as long-term business operation funds, conditionally as long-term business operation funds they agree not to misuse the funds such as outlined in the following clauses.

A.    To make use of the capital in operations deemed as beyond the scope of the loan by Party A, or not directly related to business operations.
B.    To make use of the capital to surrogate a pre-existing debt to a financial institution.
C.    To make use of the capital for market speculation or loaning the funds to a 3rd party or similar uses which greatly differ from the original purpose of the loan.
3.    When party B makes use of this borrowed capital, they must give a clear accounting regarding the use of that capital.
(Changes in interest rates as a consequence of changes in financial circumstances)
Article 4.    Party B agrees to the reasonable changes made to the interest rates applicable to this loan (including both the applicable interest rate set out in (5) and the monetary damage interest (7). In this clause they are treated the same) by Party A in response to fluctuating market interest rates, changes in the financial situation of borrowers and increases or decreases in collateral value.
(Penalty interest)
Article 5.    Party B, except in cases exempted by Party A, when penalized regarding payments on the principal and interest of this loan obligation must pay Party A penalty interest corresponding to the number of days penalized for and calculated at 8.9% per annum.
(Collateral)
Article 6.    The guarantor may not without express consent from Party A, take any actions which would damage or is deemed likely to damage the interests of Party A with regards to this loan obligation, including offering the assets used as collateral against this loan obligation as collateral again even to 3rd parties, moving assets linked to this collateral without notifying party A of their whereabouts, negatively changing the conditions or circumstances of the assets.
2.    The guarantor agrees to cooperate with Party A in unreservedly establishing security rights for assets included in the collateral without delay and making reasonable and necessary measures to protect those assets from 3rd party interference.
3.    Party B agrees to cooperate with Party A in ensuring that reasonable and necessary measures are taken to protect collateral assets from 3rd party interference, and to follow Party A’s guidance in cases where there is a significant loss in asset value below a certain threshold of the collateral as a result of market fluctuations, deterioration, loss etc.
4.    Party B is obligated by the terms of this contract to classify all land, buildings, machinery, and other similar purchases made for business operation, purchased with this borrowed money when deemed necessary by Party A as collateral against this loan obligation until it is fully repaid.
(Disposal of Collateral Assets)
Article 7.    If Party B does not fulfill its loan obligations, Party A may freely dispose of all collateral assets by the method, timing, price, etc. that is generally deemed appropriate, without necessarily following the prescribed procedures. Under such circumstances, Party A can apply the disposal price to the payment of all or part of this loan obligation and any obligations incidental thereto, Party B and the collateral provider shall not have any objection.
(Disposal of Guarantee Assets)
Article 8.    Party B and the collateral provider shall, without delay after the borrowing of the funds, provide collateral for the loan obligations. They shall provide a damage insurance contract for the assets assigned as collateral for the debt obligations of the borrowings, in an amount equal to or greater than the borrowing. The damage insurance contract shall be entered into with the insurance company approved by Party A for all obligations of this loan and all incidental duties. The contract shall cover the continuation of the borrowing the funds.
Further, the damage insurance contract currently concluded at the time of the borrowing of funds will continue to be effective in the same way.
2.    Upon request by Party A, the collateral provider shall, without delay, transfer to Party A the insurance claims based on the insurance contract set forth in the preceding paragraph as collateral for this borrowing obligation in accordance with the instructions given by Party A. The collateral provider shall, in cooperation with Party A, implement the procedures against any third parties’ claims.
3.    If the collateral provider enters any damage insurance contract other than the damage insurance contract mentioned in paragraph 1 on the same collateral assets, Party B shall report to Party A without delay and follow the instructions given by Party A.
4.    If the subject matter of the damage insurance is damaged, the collateral provider shall submit all the documents to the insurance company. Party A’s acknowledgement of damage compensation amount shall be obtained. If there is no agreement between the collateral provider and the insurance company, Party A will replace the collateral provider to make such agreement and the collateral provider shall not have any objection.
5.    Under the circumstances that the subject matter of the insurance is damaged, regardless the due date for the repayment, Party A will use the insurance money received to repay all or part of this loan obligation according to the method determined by Party A. Party B and the collateral provider shall not have any objection.
(Guarantor)
Article 9.    The guarantor shall be jointly and severally liable for the performance of the loan obligation and all incidental obligations regardless of the validity of the guarantor’s consignment contract.
2.    Party B and the guarantor (excluding corporations, hereinafter the same applies in this section) shall provide the guarantor with an appropriate explanation of the matters listed in the following items, and after the guarantor understands these matters I make a firm commitment to enter this agreement.
a.The status of this property and income and expenditure
b.The presence or absence of debts borne by Party B other than this loan
c.Amount and fulfillment status that fact and its contents
3.    Any claim made by Party A to Party B or a guarantor (including those who have become new guarantors after the conclusion of this contract) for performance of obligations shall be effective against Party B and all guarantors.
4.    Party B shall provide the guarantor with information on whether or not there has been a default on this loan obligation and any obligations incidental thereto, and on the balance of these and the amount of which the repayment period has come.
5.    If Party B receives instructions from Party A to add or replace a guarantor, Party B shall take the necessary procedures without delay.
(The Principles for Implementation of Guaranteed Debt)
Article 9 (2).    Guarantor has organized the guarantee certificate based on the Guideline Study Group on Business Owner Guarantees (Japanese Bankers Association and Japan Chamber of Commerce) announced on December 5, 2013 regarding the arrangement of guarantee obligations (including the revised content after publication, hereinafter referred to as the “Guidelines”). Party A will endeavor to respond to the guarantor’s organization of the guarantee certificate in good faith based on the Guidelines.

(Subrogation, Exemption from Obligation to Preserve Collateral)
Article 10.    The guarantor and collateral provider shall obtain the approval from Party A, if the guarantor or collateral provider repays the part under this Agreement and subrogates to Party A. Except for any rights to be acquired from it shall not be exercised, and the priority of rights shall be transferred to Party A free of charge at the request of Party A.
2.     The guarantor and collateral provider shall have no objection to any arrangement between Party A and Party B or between Party A and Party B or the guarantor insurance provider regarding addition, change, exemption, collateral, replacement, increase or decrease, or redemption periods, and Article 504 of the Civil Code will not be used.
(Appropriation of Repayment)
Article 11.    If multiple payments are to be made for repayment of this loan obligation and all obligations incidental thereto, or if Party B has other obligations from Party A, it is necessary to make payment for all the obligations. But if there was insufficient payment, Party A can appropriate according to the order and method that Party A considers appropriate, and Party B, the guarantor and the collateral provider shall not object to such appropriation.
(Third Party Payment and Claim Assignment)
Article 12.    Party B will not object to Party A receiving payment from or assigning it to any person with respect to this loan claim and any claims incidental thereto.
(The Burden of Risks, etc.)
Article 12 (2).    If the certificate submitted by Party B to Party A is lost, damaged, or delayed due to unavoidable circumstances such as an accident, disaster, or accident during transportation, Party B and the guarantor shall repay the debt based on the records such as book slips, electronic records, etc.
2.    In the case of the preceding paragraph, Party B shall immediately submit a new certificate upon the request of Party A, and any damages incurred at this time shall be borne by Party B and the guarantor, except for the reasons attributable to Party A.
(Notification, Report)
Article 13.    Party B shall inform Party B promptly in writing of the change in address, name, trade name, capital, representative or business content of Party B, its guarantor or collateral provider as death, dissolution, or other similar factors occur.
2.    Party B shall promptly report to Party A if any of the following circumstances happen:
a.When significant changes occur or are likely to occur in Party B or the guarantor’s assets or business conditions.
b.Where there is a change in the asset provided or promise to be provided as collateral, and the value of the asset is likely to decrease due to loss, damage, price fluctuations, or other circumstances.
c.When received the instruction from Party A regarding the matters not listed above.
(Submission of Calculation Books)
Article 14.    Party B shall provide Party A a balance statement of income, a business report, annexed detailed statements, and other materials designated by Party A (hereinafter referred to as the “Calculation Books”) for each accounting period.

2.    If Party B receives instructions from Party A, Party B shall provide Party A with the Calculation Books related to the parent company, subsidiary, other capital relationships, business relationships, management teams, and other business that Party A deems to be closely related to Party B.
(Investigation)
Article 15.    Party A shall be able to enter Party B’s office, factory, workplace, and other necessary places and investigate the business situation, documents, books, and other necessary items when deemed necessary. Under such circumstances, Party B shall provide Party A with reasonable convenience.
2.    Party A shall be able to investigate assets provided or pledged to provide as the collateral for the borrowing obligation. In such case, the collateral provider shall provide Party A with reasonable convenience.
(Burden of Expenses)
Article 16.    Party B shall bear all expenses related to this loan (including expenses related to the notarized certificate of the guarantor).
2.    If Party A, on behalf of Party B or the collateral provider, makes a registration and pays damage insurance premium, or entrusts the preparation of notarial certificate for damage insurance premiums and pays other expenses for the preservation of claims in advance, Party B shall pay Party A the amount equivalent to the advance paid by Party A and compensation for damages at a rate of 8.8% per year according to the number of days for advance payment.
(Method of Calculating Interest When There Is a Fractional Period)
Article 17.    If Party B pays interest on this loan to Party A and there is a fractional period of less than one year or more than one year, the fractional period interest shall be calculated by multiplying the principal amount by the annual interest rate and the number of days of the fractional period, and divided by 365 regardless of a normal year or a leap year. In addition, when calculating the amount equivalent to interest pursuant to the provisions of Article 2-2, this article shall apply.
2.    When Party B pays Party A for the compensation of damages related to this loan, it shall be calculated by multiplying the delayed principal amount by the number of days of delinquency or advance payment and the rate of that year. The calculation is based on 365 days regardless of a normal year or a leap year. In addition, the calculation related to early repayment fees shall also be based on the method described in this article.
(Preparation of Notarial Certification)
Article 18.    Upon receipt of instructions from Party A, Party B and the guarantor shall immediately ask a notary public to acknowledge the loan obligation and all incidental obligations and the compulsory execution. Party B and the guarantor will take the necessary procedures to create a notarized certificate.
(Governing Law, Jurisdiction)
Article 19.    The governing law pertaining to this Agreement law shall be Japanese law.
2.    If a lawsuit arises regarding various transactions based on this agreement, the district court or summary court of 1st trial where Party A’s head office or transaction branch locates (if the transaction branch is changed, the transaction branch after the change) shall be the competent court.

Input number -guarantee classification 6924
Date                 June 23, 2020
Revenue stamp not required                 Japan Finance Corporation
Tax exemption due to special measure             Yokohama Branch SME

Matters To Be Confirmed With The Use Of Finance Corporation
The borrowing of 1,020,000,000 yen (hereafter referred to as the “borrowing”) based on the consumer loan contract dated June 23, 2020 (hereafter referred to as “Original Contract”) will be handled as below.
1.    Handling of prepayment fees (Article 1-2 of special agreement)
(1)    Original Contract back side special agreement (hereafter “special agreement”) Article 1-2-2 defines ‘the fiscal loan fund interest rate on the date of conclusion of this contract as followed by Party A in “Matters To Be Confirmed With The Use Of Finance Corporation” paragraph 1’. If all or part of this loan is repaid before the due date with the consent of Japan Finance Corporation (hereafter referred to as the “JFC” and corresponding department is Small & Medium Enterprise Headquarter) the interest rate will follow the table below.
Of this loan:
100,000,000 yen […***…], (between 14 and 15 years) (note)
200,000,000 yen […***…], (between 14 and 15 years) (note)
720,000,000 yen […***…], (between 7 and 8 years) (note)

(Note)    Of the interest rates published by the Ministry of Finance
(http://www.mof.go.jo/filp/refrence/fif_interest _rate/index htm) as the “fiscal loan fund interest rate” with original loan equal redemption (half-yearly installment), grace period of 0 years, interest rate corresponding to the redemption period of the borrowing, the interest rate (Based on the interest rate that is judged to be reasonable in comparison with the loan interest rate if no loan rate is set to corresponding the borrowing redemption period) is determined by JFC.
(2)    Regarding special agreement Article 1-2-2 ‘Party A determines the interest rate base on financial loan interest rate at redemption time’ the redemption time uses same interest rate based on (1).
2.    Loss of benefit when conditions are violated (special agreement Article 2-2)
(1)The borrowing shall be used only for the purpose stated in the original contract deed and the list of uses of funds and shall not be diverted for other purpose. In this case, if a request is received from JFC for any of following, the redemption date of this loan will be determined based on Article 2-2-1, Item 1, 2 and 3 of the special agreement. Regardless of the redemption date shall immediately repay all or part of this loan obligation and all incidental obligations (hereafter referred to ‘advance redemption’).
I    All or part of this loan shall not be diverted for purpose other than stated in the original contract deed and the list of uses of funds.
II    When all or part of this loan is not used for a long period of time (including when it is not used due to plan cancellation or plan change.
III    When JFC urges to submit a copy of the proof of payment based on the provisions of the list with uses of funds for a specified period of time but does not submit within that period.
IV    When selling the assets acquired with this loan without obtaining the consent of JFC, or use acquired assets for purposes different from the original purpose.
V    When violating each clause set forth in the original contract or instruction of the JFC.
(2)In addition, when receiving a request from JFC for falling under any of the items stipulated in Attachment 1, advance redemption will be required based on Article 2-2-3-2.
3.    Payment of interest on the difference (special agreement Article 2-2)
If any of the following applies and the applicable interest rate stated in (5) on the front side of the original contract is lower than the interest rate for breach of conditions stated in (7) on the front side of contract, upon receipt of a request from JFC, will be required to pay the difference between the amount equivalent to interest based on the interest rate for breach of conditions calculated retroactively to the date of contract conclusion of the original contract deed and the amount equivalent to interest based on the applicable interest rate according to special agreement Article 2-2.
(1)    When falling under 2(1) (note) or 2(2)(special agreement Article 2-2-1).
(2)    When any of matters specified in Attachment 2 applies (special agreement Article 2-2-2). If interest rate deductions are made for multiple items, each item will be determined individually.
(note)    This excludes cases where the collateral provider falls under special agreement Article 2-2
4.    Interest rate change
In the case of 3(2), along with the payment of interest on the difference, it is agreed to change. The interest rate applicable to the loan until the maturity date to the rate for non-compliance, and perform the required procedures. If the interest rate is deducted for multiple items, each item will be determined individually, and the applicable interest rate after the change will be the applicable interest rate before the change after adding (deducted interest rate (corresponding to each item and canceled)).
Japan Finance Corporation
Yokohama Branch SME Business Unit
I have given my consent to this content.
June 23, 2020
Address 2-1 Nisshin-cho, Kawasaki-ku, Kawasaki
Trade name D&M Holdings Co., Ltd SEAL
Representative Representative Director Keishi Nakagawa

JFC processing column
Confirmation
Responsible person
SEAL
(For direct loan)

List of the funds use (Loan)
(For client)
Reiwa year 2 June 23rd
Address: 2-1 Nittsumachi, Kawasaki-ku, Kawasaki-shi, Kanagawa Prefecture
Trade name or name: D&M Holdings
Name of representative: Representative Director Keishi (or Keiji Nakagawa)
1.Please do not use the loan amount of 1,020,000 ( hereinafter “Loan amount”) lent out dated Reiwa year 2 June 23rd based on the Monetary Consumption Loan Agreement Certificate for the other purposes.
2.    The amount of loan shall be disbursed in the manner requested by the customer. When you wish to change the disbursement method and/or the desired remittance date, please notify us (JFC Corporation) of it in advance.
3.    Please provide us the items marked with a circle below as additional collateral after the completion

Type of claims	Ref. No	Additional Indication	Details of loan	Quantities	Budget Amount (thousand of JPY unit)
COVID 19 (2)			For Long-term		1,020,000
COVID 19 (1)			Business Operation Management changes		—
Total					1,020,000

Transaction No.	Funds name	The amount of load JPY
[…***…]	Special loan for COVID19 infections COVID(2)	100,000
[…***…]	COVID19 infections COVID(1)	200,000
[…***…]	For responding to the business environment change	720,000
Total		1,020,000

JFC Corporation
Yokohama Branch
SME Business Management
General Executive, Manabu Funayama

Notes on the use of funds.
1.    In case you wish to pay with check for the pay-off, please bring your sealing for the disbursement
2.    The amount in this section shall be disbursed after the process completion. ________Thousand JPY
3.    In case charges for transferring funds by bank transfer and for check payments shall be charged to you each time when the funds are transferred or a check is endorsed. The actual amount shall be received after deducting the handling fees.
4.    Special attention should be paid to the followings with regard to equipment financing.
(1) Please pay for the construction of equipment as soon as possible after the loan has been granted.
(2)    Please consult us (JFC Corporation Yokohama Brunch) in advance if the payment of the construction is later than original plan or if the original project (construction details and planned amount, etc.) is needed to change.
(3) If the loaned funds are not used in accordance with the original business plan or for a long period of time (approximately three months) after the loan agreement, the loan will need to be paid back early, regardless of the redemption date. Please inform us (JFC Corporation Yokohama Branch) as soon as possible if any of these cases applies.
Note: If the construction payment shall be made by bill, the date of settlement of the bill (or the date of repurchase if the bill is repurchased) would be the date of payment for the construction, so please settle within approximately three months of the date of the loan agreement
(4) When the construction work is completed or the payment for the construction work is completed, please submit (these copies of) receipts and other payment evidences (receipts, bank transfer receipts, current account reconciliations, registration certificates, construction contract or sales contracts, invoices and bill settlement certificates) within six months from the date of the loan agreement. Please note that the submitted payment documents (copies) may be checked with the originals.
(5) In order to confirm the funds use, you may be asked to submit a copy of the fixed asset register or other evidence of asset recording at a later date, or we may carry out an on-site inspection.
(6) In the event of failure to cooperate with this verification, or in the event of a report that is untrue, the company may ask for early redemption, regardless of the redemption date.
5. Please sign your name and seal on the list of the funds use for JFC Corporation Yokohama Branch after agreeing to each of the above terms and conditions.